UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 16, 2007
APPLICA INCORPORATED
(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
     On January 17, 2007, Applica Incorporated announced that it had entered into a fifth amendment to its merger agreement with affiliates of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger Capital Partners”) after receipt of an offer by Harbinger Capital Partners to increase the merger consideration payable for all outstanding shares of Applica that it does not currently own. The fifth amendment (i) increased the merger consideration payable for all outstanding shares of Applica that Harbinger Capital Partners does not currently own to $8.25 per share in cash, without interest, and (ii) required Applica to convene the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourn the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. In consideration of the increase in the per share merger consideration, Applica acceded to Harbinger Capital Partners’ demand for increases in the termination fee payable by Applica if the merger agreement is terminated under certain circumstances to $7 million and Applica’s corresponding expense reimbursement obligation up to $3.3 million. Except as expressly amended or modified by the fifth amendment, the provisions of the merger agreement, as previously amended, remain in full force and effect.
     The foregoing description of the amendment is qualified in its entirety by reference to the actual terms of the amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
     The offer and amendment followed an increase to $8.05 per share of the price of the unsolicited tender offer to purchase all outstanding shares of Applica’s common stock that was commenced by Apex Acquisition Corporation, a newly formed Florida corporation and an indirect, wholly owned subsidiary of NACCO Industries, Inc. These recent developments are described in a supplement to the definitive proxy statement that will be filed by Applica with the SEC and mailed to Applica’s shareholders on or about January 18, 2007.
     Applica convened the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourned the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. The proposals to be considered at the special meeting will be submitted to a vote of Applica’s shareholders at the reconvened meeting at 11:00 a.m. Eastern Standard Time on January 23, 2007. The record date for the reconvened meeting will remain November 27, 2006. Shareholders of record at the close of business on November 27, 2006 may submit their proxies to vote their shares on the proposals until 11:00 a.m. Eastern Standard Time on January 17, 2007.
     In connection with the proposed transaction with affiliates of Harbinger Capital Partners, Applica has filed a definitive proxy statement, proxy supplements, a Schedule 14d-9 recommendation statement and amendments thereto with the SEC. Investors and security holders are urged to read the definitive proxy statement, the proxy supplements, the Schedule 14d-9 recommendation statement, the amendments thereto and any other relevant documents filed with the SEC in connection with the proposed transaction because they contain important information about Applica, the proposed transaction with affiliates of Harbinger Capital Partners, the NACCO tender offer and related matters. The definitive proxy statement, several proxy supplements, the Schedule 14d-9 recommendation statement and several amendments thereto have been mailed to Applica shareholders and a supplement explaining the increase in the purchase price in the Harbinger Capital Partners merger agreement described in the press release and an amended Schedule 14d-9 recommendation statement will be mailed to Applica’s shareholders on or about January 18, 2007.
     Investors and security holders may obtain free copies of these documents as they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations ((954) 883-1000), or from Applica Incorporated’s website at www.applicainc.com.

     Applica Incorporated and its directors, executive officers and certain other members of Applica management may be deemed to be participants in the solicitation of proxies from Applica shareholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction has been included in the proxy statement filed with the SEC. In addition, information about Applica’s directors, executive officers and members of management is contained in Applica’s most recent proxy statement and annual report on Form 10-K, which are available on Applica’s website and at www.sec.gov.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
•	A copy of Amendment No. 5 to the Agreement and Plan of Merger is attached as Exhibit 2.1 to this Current Report on Form 8-K.

•	A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 17, 2007	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Chief Operating
Officer and Chief Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 5 to Agreement and Plan of Merger dated January 16, 2007

99.1	Applica Incorporated Press Release dated January 17, 2007

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